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                                                                   EXHIBIT 23.3

              CONSENT OF ROBERTSON, STEPHENS & COMPANY, L.P.

  We hereby consent to the use of our name in the Joint Proxy Statement/Prospectus forming part of this Registration Statement on Form S-4 under the captions "SUMMARY--Fairness Opinions", "RISK FACTORS--Factors Regarding the Combined Company; Potential Disadvantages of the Merger", "THE MERGER--Background of the Merger", "THE MERGER--Recommendation of Univax Board of Directors; Reasons for and Advantages of the Merger", "THE MERGER--Opinion of Robertson Stephens" and of the filing of our opinion as Appendix C to the Joint Proxy Statement/Prospectus.

  In so consenting, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Farah H. Champsi

Managing Director--Robertson, Stephens & Co. L.P.

San Francisco, California

October 23, 1995